                               EXHIBIT 23

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-40097, 33-62392, 33-01801 and 33-01799) of
Golden Genesis Company of our report dated January 22, 1999 relating to the consolidated financial statements of Golden Genesis Company as of and for the four months ended December 31, 1996 and as of and for the years ended December 31, 1997 and 1998, which report appears on page 17 of this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Denver, Colorado
March 30, 1999

                  INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Golden Genesis Company:

We consent to incorporation by reference in the Registration Statements (No. 33-40097, 33-62392, 33-01801 and 33-01799) on Form S-8 of Golden Genesis
Company (formerly Photocomm, Inc.) of our report dated October 18, 1996, relating to the consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows of Golden Genesis Company and subsidiaries (formerly Photocomm, Inc. and subsidiaries) for the year ended August 31, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Golden Genesis Company.


KPMG LLP
Phoenix, Arizona
March 30, 1999

</TEXT